EXHIBIT 10.2

AMENDMENT NO. 1 TO SUBORDINATED UNSECURED PROMISSORY NOTE

This Amendment No. 1 to Subordinated Unsecured Promissory Note (this “Amendment”), is entered into effective as of April 30, 2010 by and between Great American Group, Inc., a Delaware corporation (“Maker”) and [                                ] (“Payee”).

WHEREAS, Maker and Payee have entered into that certain Subordinated Unsecured Promissory Note dated as of July 31, 2009 in the original aggregate principal amount of $[                ] (the “Note”);

WHEREAS, pursuant to the Note, Maker is obligated to pay Payee quarterly interest payments on the outstanding principal amount of the Note, beginning on October 31, 2009 (each such payment, an “Interest Payment”);

WHEREAS, Harvey M. Yellen and Andrew Gumaer have each agreed to amend certain Subordinate Unsecured Promissory Notes issued by Maker having an aggregate principal amount of $46,996,272.06 in a manner favorable to Maker, on the condition that, among other things, Payee enter into this Amendment and Payee acknowledges that such amendment is beneficial to Payee; and

WHEREAS, Maker and Payee desire to amend the Note in accordance with the terms of this Amendment and Payee desires to waive certain of its rights with respect to the Interest Payment due on April 30, 2009.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Maker and Payee hereby agree to amend the Note as follows:

8. Amendment.

(a) The first sentence of the first paragraph of the Note is hereby amended and restated to read in its entirety as follows:

FOR VALUE RECEIVED, Great American Group, Inc. (“Maker”), promises to pay to [                            ] (“Payee”), the principal sum of [                                 ($                )], together with interest from the date of this Note on the unpaid principal balance at a rate equal to three and three quarters percent (3.75%) per annum.

(b) The fifth sentence of the first paragraph of the Note is hereby amended and restated to read in its entirety as follows:

“Default Rate” shall mean the lesser of five and three quarter percent (5.75%) per annum or the maximum rate permitted by applicable law.”

9. April 30, 2010 Interest Payment. Effective as of the date of this Agreement, Payee hereby agrees that the interest rate used to calculate the Interest Payment due and payable on April 30, 2010 shall be three and three quarters percent (3.75%) for the entire quarterly period covered by such Interest Payment, and Payee hereby waives any and all rights to receive interest at any other interest rate.

10. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Note.

11. Effect of Amendment. Except as expressly amended, restated or consented to in this Amendment, the Note shall continue in full force and effect. In the event of any conflict between the terms of this Amendment and the Note, the terms of this Amendment shall govern and control.

12. Entire Agreement. This Amendment and the Note constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Note and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

13. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Note.

14. Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

MAKER: GREAT AMERICAN GROUP, INC.

By:
Name:[ ]
Title: [ ]

PAYEE: [PAYEE NAME]

By: